Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772
                                                 www.globalentertainment2000.com

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 300                              The Miller Group
Tempe, Arizona 85281                          Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

                              FOR IMMEDIATE RELEASE

                    Global Entertainment Corporation Reports
                      Third Quarter Fiscal 2008 Net Income

TEMPE, ARIZONA, APRIL 14, 2008 -- GLOBAL ENTERTAINMENT CORPORATION (AMEX: GEE) - a company engaged in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, today reported net income of $77,000 or $0.01 per share on revenues of $3.2 million for the fiscal quarter ended February 29, 2008, which includes an income tax benefit of $107,000, compared to a net loss of $304,000 or $0.05 per share on revenues of $5.7 million for the same quarter in the prior fiscal year.

The company reported a loss from operations in the third quarter of fiscal 2008 of $31,000, an improvement from an operating loss of $478,000 for third quarter fiscal 2007, due in part to the reduction of defense costs with the settlement of several legal issues, a reduction in legal settlement reserves based on actual settlement costs as well as placing an emphasis on the control of operating costs.

In February 2008, the company signed a project management agreement with the City of Allen, Texas for the development of a $52.5 million multi-use entertainment facility with an anticipated average seating capacity of 6,200, along with 25 luxury suites. The company expects the City of Allen project to yield in excess of $2.0 million in fees to two of its subsidiaries over the course of the twenty months that began as of February 2008. With the anticipated opening of the City of Allen events center, other company subsidiaries plan to serve a broad range of functions. Encore Facility Management will be engaged for an all-inclusive multi-year facility management agreement, Global Entertainment Marketing Systems (GEMS) will market advertising and marketing rights, Global Entertainment Ticketing (GetTix) will provide exclusive ticketing services for all events, and the Western Professional Hockey League d/b/a Central Hockey may award a hockey franchise to serve as the events center's primary tenant. Ground breaking ceremonies are expected to take place in early June 2008 with an anticipated opening in October 2009.

"I am pleased with the improvement in our financial picture. While the City of Allen project ramps up, the company continues to move forward on the greater Wenatchee regional events center in the state of Washington scheduled to open in the fall of 2008. Global Properties I maintains active discussions and negotiations with several mid-sized communities for the development of multi-purpose events centers," Richard Kozuback, president and chief executive officer said. "Our ticketing company remains a strong profit center for our operations with a base of clients many of which are outside the Global network.

                                                                         more...

Global Entertainment Corporation Reports Third Quarter Fiscal 2008 Net Income April 14, 2008
Page 2


The company's hockey subsidiary operating as the Central Hockey League completed a successful season of operation and the teams are now in the midst of playoffs with the ultimate winner to emerge as the Ray Miron's President Cup Champions.

"As part of the company's ongoing financial and business review of operations the Board of Directors has determined to divest its Cragar Industries subsidiary. Management will devote its attention to building its core business activities through its inter-related subsidiaries. Our management team and Board of Directors stay focused on the need to produce profitable financial results for our shareholders," Kozuback concluded.

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
     www.coliseums.com             www.Cragar.com           www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its seven wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and development potential of new properties. INTERNATIONAL COLISEUMS COMPANY (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates operations for all arena facility scheduling. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRUSPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2007, and Quarterly Report on Form 10-QSB for the quarter ended April 14, 2008, as filed with the Securities and Exchange Commission.

                            FINANCIAL TABLE FOLLOWS:

Global Entertainment Corporation Reports Third Quarter Fiscal 2008 Net Income April 14, 2008
Page 3


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                   February 29,         May 31,
                                                      2008               2007
                                                    --------           --------
                                                   (Unaudited)
ASSETS

Current Assets:
  Cash and cash equivalents                         $    957           $  4,252
  Accounts receivable, net                             3,402              3,522
  Other current assets                                   982                969
                                                    --------           --------

      Total Current Assets                             5,341              8,743
                                                    --------           --------

Construction in progress                              21,818                 --
Intangible assets                                      2,735              2,743
Other assets                                             806                820
                                                    --------           --------

      Total Other Assets                              25,359              3,563
                                                    --------           --------

      Total Assets                                  $ 30,700           $ 12,306
                                                    ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities          $  3,824           $  4,973
  Notes payable                                          511                 --
  Other liabilities                                      393                313
                                                    --------           --------

      Total Current Liabilities                        4,728              5,286
                                                    --------           --------

Deferred income tax liability                             66                 66
Notes payable and other long-term liabilities         20,776                 --
                                                    --------           --------

      Total Liabilities                               25,570              5,352
                                                    --------           --------
Commitments and Contingencies:

Minority Interests                                        20                 --

Stockholders' Equity:
  Common stock                                             7                  7
  Paid-in capital                                     10,921             10,731
  Retained earnings (deficit)                         (5,818)            (3,784)
                                                    --------           --------

      Total Equity                                     5,110              6,954
                                                    --------           --------

      Total Liabilities & Stockholders' Equity      $ 30,700           $ 12,306
                                                    ========           ========

Global Entertainment Corporation Reports Third Quarter Fiscal 2008 Net Income April 14, 2008
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

                              FINANCIAL HIGHLIGHTS
               (Unaudited)(in thousands, except per share amounts)

                                                For the three months ended             For the nine months ended
                                              -------------------------------       -------------------------------
                                              February 29,       February 28,       February 29,       February 28,
                                                 2008               2007               2008               2007
                                               --------           --------           --------           --------
Revenue                                        $  3,172           $  5,654           $  9,688           $ 22,139

Expenses                                          3,203              6,132             11,883             23,674
                                               --------           --------           --------           --------
Income (loss) from operations
                                                    (31)              (478)            (2,195)            (1,535)

Other income                                          1                174                 54                410
                                               --------           --------           --------           --------

Income (loss) before income taxes                   (30)              (304)            (2,141)            (1,125)

Income tax benefit                                  107                 --                107                 --
                                               --------           --------           --------           --------
Net income (loss)                              $     77           $   (304)          $ (2,034)          $ (1,125)
                                               ========           ========           ========           ========

Earnings (loss) per common share: Basic        $   0.01           $  (0.05)          $  (0.31)          $  (0.17)

Weighted average number of common shares
 outstanding: Basic                               6,542              6,508              6,518              6,501

Earnings (loss) per common share: Diluted      $   0.01           $  (0.05)          $  (0.31)          $  (0.17)

Weighted average number of common shares
 outstanding: Diluted                             6,542              6,508              6,518              6,501



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